UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2006

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

                                    West Virginia                                No. 0-16587            55-0672148
                                (State or other jurisdiction of                   (Commission File Number)                             (I.R.S. Employer
                                                                                         incorporation or organization)                                Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, the Compensation and Nominating Committee of the Board of Directors (the “Committee”) of Summit Financial Group, Inc. (the “Company”) met to review the performance of the Company in 2006, to establish the President and Chief Executive Officer’s base salary and the other named executed officer’s base salaries for 2007, to determine the bonuses for the Company’s named executive officers under the Company’s Incentive Compensation Plan for 2007, and to determine the number of options to grant the Company’s named executive officers under the Company’s Officer Stock Option Plan.

The Company and its Chief Executive Officer, H. Charles Maddy, III, extended the term of Mr. Maddy’s Employment Agreement dated March 4, 2005, for an additional year until March 4, 2010. On December 20, 2006, Mr. Maddy and the Company executed a Second Amendment to the Employment Agreement (the “Amendment”) providing for the extension in writing.

The Company’s named executive officers are: Mr. H. Charles Maddy, III, President and Chief Executive Officer; Mr. C. David Robertson, President and Chief Executive Officer of Summit Community Bank; Mr. Patrick N. Frye, Senior Vice President and Chief Credit Officer; Mr. Ronald F. Miller, President and Chief Executive Officer of Shenandoah Valley National Bank; and Robert S. Tissue, Senior Vice President and Chief Financial Officer. The Company reported all of these individuals as named executive officers in its 2006 proxy statement. The Company anticipates that each of these individuals will be disclosed as a named executive officer in its 2007 proxy statement.

The Company’s Executive Compensation program consists of three basic components: (1) salaries; (2) annual incentive compensation; and (3) long-term incentive compensation pursuant to the Officer Stock Option Plan. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes establishing base salary levels, awarding bonuses under the Company’s incentive compensation plans and awarding stock options under the Company’s Officer Stock Option Plan. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2007 proxy statement.

Base Salaries

The Company has entered into employment agreements with Messrs. Maddy, Miller, Robertson, Frye and Tissue (the “Employment Agreements”). The Employment Agreements establish a base salary for each individual and the Committee has the authority to annually adjust such base salaries based upon an evaluation of each individual’s performance.

On December 14, 2006, the Committee reviewed recommendations by the President and Chief Executive Officer for the other named executive officer’s base salaries for 2007. In reviewing the recommendations, the Committee considered (i) the financial performance of the Company and (ii) a presentation by the President and Chief Executive Officer regarding each named executive officer. The President and Chief Executive Officer based his presentation and recommendations on an analysis of Company performance and peer group comparisons. Based on this analysis, the Committee set the base salaries of the named executive officers, other than the President and Chief Executive Officer, for 2007 as follows: Mr. Robertson - $183,900; Mr. Frye - $166,000; Mr. Miller - $183,900; and Mr. Tissue - $166,000.

In determining the base salary for Mr. Maddy, the Committee considered base salary information at comparable companies, cash equivalent compensation data at comparable companies, the perquisites provided to Mr. Maddy, the complexity of job duties of Mr. Maddy as compared to the perceived complexity of the duties of similar executives at other comparable companies, the Company’s financial performance and Mr. Maddy’s individual job performance. Based on this analysis, the Committee set Mr. Maddy’s base salary for 2007 at $387,500.

Annual Incentive Compensation

Bonuses are awarded primarily under the Company’s Incentive Compensation Plan based on a formula which primarily considers the return on average equity of the Company and its bank subsidiaries. With respect to Messrs. Miller and Robertson, the Company established an annual incentive compensation plan which includes specific performance goals and business criteria based on their achievement of the budgeted net income for their respective bank subsidiaries (the “Alternative Bonus Plan”). Messrs. Miller and Robertson are eligible to receive a bonus under the Incentive Compensation Plan if compensation calculated under the Incentive Compensation Plan exceeds compensation due under the Alternative Bonus Plan. In this case, Messrs. Miller and Robertson will only receive incentive compensation under the Incentive Compensation Plan. The Committee approved a similar bonus structure for 2007.

Long-Term Incentive Compensation

Under the Officer Stock Option Plan, the Company may award stock options for up to 960,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries. Each option granted under the Plan must have an exercise price of no less than the fair market value of the Company’s common stock as of the date of the grant. In determining long-term incentive compensation of the CEO and the other Named Executive Officers, the Committee considered the Company’s financial performance, relative stockholder return, the additional expense that would be required to be recognized in accordance with Financial Accounting Standards Board Statement 123, Share-Based Payment (Revised 2004), the option adjusted total compensation awarded to CEO’s at comparable companies and the awards given to the CEO in the past years. After analyzing these factors, the Committee awarded no options to the CEO or the other Named Executive Officers for 2006 under the Stock Option Plan. The Committee approved 10,000 options to be awarded to any non-executive officers by the Chief Executive Officer, in his discretion.

Section 9 - Financial Statements and Exhibits

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Employment Agreement between Summit Financial Group, Inc. and H. Charles Maddy, III.

  10.2  Summit Financial Group, Inc. Incentive Plan

  10.3  Shenandoah Valley National Bank Incentive Plan

  10.4  Summit Community Bank Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SUMMIT FINANCIAL GROUP, INC.

Date: December 20, 2006                                               By:  /s/ Julie R. Cook
                                  Julie R. Cook
                                  Vice President &
                                          Chief Accounting Officer